EXHIBIT 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the incorporation by reference in Registration Statement No. 333-16603 of Merrill Lynch & Co., Inc., Merrill Lynch Preferred Capital Trust I and Merrill Lynch Preferred Funding I, L.P. on Form S-3 of our reports dated March 29, 2005, appearing in this Annual Report on Form 10-K of Merrill Lynch Preferred Capital Trust I and Merrill Lynch Preferred Funding I, L.P. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

New York, New York
March 29, 2005